Exhibit 99.1

SANGAMO THERAPEUTICS SELECTS SUCCESSFUL BIDDERS FOLLOWING COMPETITIVE ASSET AUCTION FOR $163.55 MILLION IN CASH CONSIDERATION AT CLOSING AND UP TO $100 MILLION IN POTENTIAL MILESTONES

PTC Therapeutics to purchase Fabry disease program, isaralgagene civaparvovec

Lilly to purchase capsid delivery, zinc finger and modular integrase (MINT) platforms and prion disease program

Proposed sales subject to final approval by U.S. Bankruptcy Court

RICHMOND, California, August 13, 2026 – Sangamo Therapeutics, Inc. (OTCID Basic Market: SGMOQ), a genomic medicine company, today announced that it has successfully concluded a court-supervised auction process under Section 363 of the U.S. Bankruptcy Code to maximize the value of Sangamo’s assets for the benefit of all stakeholders.

Following a competitive bidding process, Sangamo has selected winning bids yielding approximately $163.55 million in cash consideration at closing, plus potential future milestone payments of up to $100 million.

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Fabry Disease Program – PTC Therapeutics (“PTC”): PTC has been selected as the successful bidder for Sangamo’s Fabry disease program, isaralgagene civaparvovec, or ST-920, for $111 million in cash consideration at closing, plus up to $100 million in potential future milestone payments, comprising of $80 million upon receiving accelerated approval and $20 million upon receiving traditional or full approval from the U.S. Food and Drug Administration (FDA).

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Platform Technologies and Neurology – Eli Lilly and Company (“Lilly”): Lilly has been selected as the successful bidder to acquire Sangamo’s capsid delivery, zinc finger and MINT platforms and the prion disease program, ST-506, for $50 million in cash consideration at closing.

•	Tools and Equipment: Various bidders have been selected for certain Sangamo tools and equipment for $2.55 million in cash consideration at closing.

“Reaching the conclusion of this first competitive auction represents an important milestone in Sangamo’s reorganization,” said Sandy Macrae, Chief Executive Officer of Sangamo Therapeutics. “Our priority has been to seek value-maximizing transactions for all stakeholders, and we are pleased that our platform technologies, Fabry disease and prion programs attracted strong interest from parties who have the scale to continue their development for patients in need. We remain focused on monetizing our remaining assets and seeking Court approvals to finalize all sales.”

The successful bids were selected based on the criteria established through the Court-approved bidding procedures and represent the highest or otherwise best offers received through the auction process. The proposed asset sales remain subject to final approval by the U.S. Bankruptcy Court for the District of Delaware (Case No. 26-10989). Sangamo will present the winning bids for Court confirmation at Sale Hearings expected to occur in the third quarter of 2026.

Subject to Court approval and the satisfaction of customary closing conditions, the asset sale transaction with Lilly is expected to close on or about September 4, 2026 and the asset sale transaction with PTC Therapeutics is expected to close following completion of review under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. Any proceeds ultimately received from the proposed transactions will be administered and distributed in accordance with the Chapter 11 process and applicable orders of the Court.

Sangamo continues to solicit and review offers for its other key assets including the clinical-stage programs ST-503 for chronic neuropathic pain and giroctocogene fitelparvovec for hemophilia A, as well as Sangamo’s cell therapy and regulatory T cell (T-Reg) assets.

Additional information about the Chapter 11 reorganization and asset sales, as well as other documents related to the proceedings, is available through Sangamo’s noticing agent at https://www.veritaglobal.net/SangamoTherapeutics.

Sangamo’s legal counsel is Cooley LLP and Richards, Layton & Finger, PA, its financial advisor is MERU, LLC, and its restructuring banker is Raymond James. Kurtzman Carson Consultants, LLC dba Verita Global is serving as the noticing and claims agent.

About Sangamo Therapeutics

Sangamo Therapeutics is a genomic medicine company that pioneered the development of zinc finger and capsid delivery technologies to address serious neurological and rare diseases. The Company is currently operating under court supervision in Chapter 11. To learn more, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements concerning or implying the anticipated benefits, terms and timing of the proposed asset sales to PTC Therapeutics and Lilly and the sale of certain tools and equipment; Sangamo’s expectations regarding obtaining final approval of the proposed asset sales by the Court , including the expected timing of the Sale Hearings; the anticipated timing of closing of the proposed sale transactions, including the satisfaction of the closing conditions related thereto; Sangamo’s expectations regarding the receipt, amount and timing of the approximately $163.55 million in cash consideration and up to $100 million in potential future milestone payments; Sangamo’s plans to continue to solicit and review offers for its other remaining assets, including ST-503, giroctocogene fitelparvovec, and its cell therapy and T-Reg assets; the anticipated administration and distribution of any proceeds from the proposed transactions in accordance with the Chapter 11 process and applicable orders of the Court; and other statements regarding Sangamo’s strategy and future operations, performance and prospects in connection with its Chapter 11 proceedings. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties related to: the risk that the Court may not approve the proposed asset sales on the terms proposed, or at all, or may impose conditions on such approval; the risk that one or more of the proposed transactions may not be completed in the anticipated timeframe or at all, including as a result of a failure to satisfy closing conditions or to obtain required regulatory clearances, including under the HSR Act; risks associated with the potential adverse impact of the Chapter 11 proceedings on Sangamo’s business, financial condition, liquidity and results of operations; Sangamo’s ability to maintain contracts that are critical to its limited ongoing operations and to meet its financial obligations during the pendency of the bankruptcy proceedings; the outcome and timing of Sangamo’s efforts to solicit and complete sales of its other remaining assets; the amount and timing of any distributions, if any, to stakeholders in connection with the Chapter 11 process; and other risks and uncertainties described in Sangamo’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the risks and uncertainties associated with the Chapter 11 proceedings generally. Sangamo cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Sangamo’s filings with the SEC, available at www.sec.gov, for additional discussion regarding the risks and uncertainties applicable to statements contained herein. These forward-looking statements speak only as of the date of this press release, and Sangamo undertakes no obligation to update or revise any of these statements, except as required by law.

Contacts

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